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EXHIBIT 10(c)

                                NORWEST CORPORATION

               DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

               (As amended and restated effective September 28, 1999)

1.   PURPOSE

     The purpose of the Norwest Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to provide an opportunity for non-employee members of the Board of Directors of the former Norwest Corporation, now known as "Wells Fargo & Company" (the "Corporation"), to defer cash compensation which they received for personal services rendered in their capacity as directors of the Corporation and to receive a return on such amounts, at their election, based on either the interest equivalent on three-month U. S. Treasury Bills or an investment in the common stock of the Corporation with all dividends reinvested . The Plan is intended to maximize the effectiveness and flexibility of these directors' compensation arrangements, and to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Corporation's Board of Directors (the "Board").


2.   EFFECTIVE DATE

     The effective date of the Plan is September 1, 1987, and the effective date after which a director may have deferred compensation credited to his or her Phantom Stock Account or Deferred Cash Account, as defined below, is November 24, 1987. No compensation earned after December 31, 1998, may be deferred pursuant to the Plan.

3.   ADMINISTRATION

     As used herein, the term "Administrator" shall refer to the Corporation's Senior Vice President - Compensation and Benefits prior to September 28, 1999, and the Corporation's Director of Human Resources on and after such date. The Administrator shall have the authority to adopt rules for carrying out the Plan and to interpret and implement the provisions of the Plan. The determinations of the Administrator shall be conclusive and binding on all participants.

4.   ELIGIBILITY

     Any person who was a member of the Board but was not an officer or employee of the Corporation or of a subsidiary of the Corporation ("Non-Employee Director") during the period compensation could have been deferred in accordance with paragraph 2 hereof was eligible to participate in the Plan. Any Non-Employee Director who elected to defer such compensation in accordance with paragraph 5 hereof is a Plan participant, and his or her status as a participant shall continue until the date of the last payment to him or her pursuant to paragraph 7 hereof.

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5.   ELECTION TO DEFER

     (a) IN GENERAL - Each participant has made one or more elections, in accordance with the terms of this paragraph 5, to defer receipt of all or a part of the cash compensation (annual retainers and meeting attendance fees) otherwise payable to him or her during the period covered by paragraph 2 hereof with respect to all or a portion of a calendar year during which he or she served on the Board and committees thereof and to have such deferred amounts credited either to such Non-Employee Director's Deferred Cash Account (the "Deferred Cash Account") or Phantom Stock Account (the "Phantom Stock Account").

     (b) EFFECTIVE DATE OF ELECTION - The initial election to defer related to compensation earned commencing as of the beginning of the first calendar month following the initial election and ending on the last day of the calendar year of the initial election. Subsequent elections to defer related to compensation earned during any subsequent calendar year, and were not effective unless made and received in writing by the Administrator prior to January 1 of such calendar year. A participant's election to defer is irrevocable, except as provided hereinafter in paragraph 5(d). The initial election remained in effect unless and until a participant filed a subsequent election form with the Administrator prior to January 1 of the year such subsequent election was to be effective. A properly and timely filed election form took effect January 1 of the year following the year of its delivery to the Administrator.

     (c) MANNER OF ELECTION - The Administrator provided all individuals entitled to make the election to defer with an election form prior to the time by which an election to defer was required to have been made. This election form included the following items, which were required to have been completed in full in order for the election to be effective.

          (1) The deferred amount, expressed as a percentage of the total compensation to be earned during the calendar year to which the election related;

          (2) The percentage of the deferred amount to be credited to the Deferred Cash Account or the Phantom Stock Account; and

          (3) The year in which distribution was to commence and form of distribution, which shall be either a lump sum or up to 10 annual installments.

          Every participant who may have elected the payment of any deferred compensation to be made to him or her or a beneficiary on February 28 in any year beginning with 2000 shall be deemed to have elected such payment to be made on the March 1 immediately following such February 28.

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     (d)  ONE-TIME RETIREMENT ELECTION - In the case of each participant who has elected to receive payments of deferred compensation from a Phantom Stock Account in installments and which installments have not commenced as of September 28, 1999, such participant may, at any one time commencing January 1 of the final year of his or her service as a Non-Employee Director and continuing until December 31 of the year preceding the date of the payment of the first installment of deferred compensation to him or her, irrevocably elect to instruct the Administrator to deduct any amount or the entire amount then credited to such participant's Phantom Stock Account and to credit the same amount to such participant's Deferred Cash Account. If such election is timely received, it shall take effect on the later of March 1 immediately following the date of receipt of the election or the earliest date permitted without penalty to the participant pursuant to
          Section 16 of the Securities Exchange Act of 1934. For this purpose, a phantom stock unit shall be valued at the closing price per share of the Corporation's common stock as reported on the consolidated tape of the New York Stock Exchange for the trading day next preceding such effective date.

     (e) DESIGNATION OF BENEFICIARY - A participant may from time to time designate a beneficiary or beneficiaries and/or revoke his or her beneficiary designation and file a new beneficiary designation with the Administrator. The most recent such designation shall apply to all of the participant's account balances under the Plan.

6.   DEFERRED COMPENSATION ACCOUNTS

     (a) IN GENERAL - There has been established for each participant a Deferred Cash Account and a Phantom Stock Account for the purpose of recording amounts deferred for such participant under the Plan. A participant who elected to defer compensation for credit to the Deferred Cash Account received a credit to his or her Deferred Cash Account as of the first day of each calendar quarter of the amount of such compensation for the immediately preceding quarter that would have been payable to the participant in the absence of an election to defer. A participant who elected to defer compensation for credit to the Phantom Stock Account received a credit to his or her Phantom Stock Account in the number of whole and fractional phantom stock units equal to the whole and fractional shares of the Corporation's common stock (rounded to the nearest one-hundredth share) which the amount of compensation deferred for the immediately preceding quarter could have purchased at the average of the highest and lowest prices as reported on the consolidated tape of the New York Stock Exchange as of the first day of each calendar quarter (or, if the New York Stock Exchange was closed on said date, the next preceding date on which it was open).

     (b) UNSECURED OBLIGATIONS - All amounts deferred pursuant to the Plan and credited to a deferred compensation account shall be unsecured obligations of the Corporation and each participant's right thereto shall be as an unsecured general creditor of the Corporation.

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     (c)  INTEREST AND DIVIDEND CREDIT - All deferred compensation in a participant's Deferred Cash Account shall bear interest from the date credited to the participant's Deferred Cash Account until paid in accordance with paragraph 7 hereof during each month at a rate per annum equal to the interest equivalent of the secondary market yield for three-month United States Treasury Bills as reported for the preceding month in FEDERAL RESERVE STATISTICAL RELEASE H.15(519) (the "Release"), which shall be credited to each participant's Deferred Cash Account as of the last day of each month. If the Release ceases to be available, the Administrator shall determine the interest rate payable with respect to Deferred Cash Accounts and shall promptly inform the participants in writing of such determination. Each time a dividend is paid with respect to the Corporation's common stock, each whole and fractional phantom stock unit then credited as of the dividend record date to a participant's Phantom Stock Account shall be deemed to have received a phantom dividend at the same per share rate, and such participant's Phantom Stock Account shall be credited with whole and fractional phantom stock units (rounded to the nearest one-hundredth unit). The additional stock units to be credited to a participant's Phantom Stock Account are equal to the number of whole and fractional shares of the Corporation's common stock that could have been purchased with the phantom dividend, if paid prior to December 1, 1999, at the average of the highest and lowest prices as reported on the consolidated tape of the New York Stock Exchange on the date a dividend on the Corporation's common stock is paid (or the next preceding day on which the New York Stock Exchange was open, if it was closed on a dividend payment date) and, if paid on or after December 1, 1999, at the closing price as reported on the consolidated tape of the New York Stock Exchange for the trading day next preceding the dividend payment date.

7.   PAYMENT OF DEFERRED COMPENSATION

     (a) IN GENERAL - No withdrawal or payment shall be made from the participant's deferred compensation accounts, except as provided in this paragraph 7. Payments of deferred compensation made in 1999 and prior years were made on February 28, and payments of deferred compensation to be made in 2000 and subsequent years shall be made on March 1 or as soon thereafter as administratively practicable.

     (b) DATE OF FIRST PAYMENT AND PAYMENT FROM DEFERRED CASH ACCOUNT -The value of a participant's Deferred Cash Account shall be payable in cash in a lump sum or up to 10 annual installments commencing on the date elected, or deemed elected, by a participant (or the next succeeding business day if such date is not a business day) of the first full calendar year following termination of such participant's service as a Non-Employee Director, or in any other year which begins at least 12 months following the year in which the deferred compensation otherwise would have been paid. The amount of each installment payment from the Deferred Cash Account shall be a fraction of the value of the participant's Deferred Cash Account on the business day preceding each installment payment date, the numerator of which is one and the denominator of

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          which is the total number of installments elected minus the number of installments previously paid.

     (c) DATE OF FIRST PAYMENT AND PAYMENT FROM PHANTOM STOCK ACCOUNT - In the case of payments of deferred compensation made from Phantom Stock Accounts on or prior to February 28, 1999, an amount in cash equal to the value of the number of shares of common stock of the Corporation credited to the participant's Phantom Stock Account determined at the average of the highest and lowest prices reported on the consolidated tape of the New York Stock Exchange for the day seven days before the date elected by the participant for distribution (or the next preceding day on which the New York Stock Exchange was open, if it was closed on said day) was payable to the participant in a lump sum or up to 10 annual installments beginning the first full calendar year following termination of a participant's service as a Non-Employee Director, or any other year elected by the participant which began at least 12 months following the year in which the deferred compensation otherwise would have been paid. If a Non-Employee Director elected to commence payments of deferred compensation from a Phantom Stock Account on or prior to February 28, 1999, the entire cash amount credited to his or her Phantom Stock Account on the February 28 of the full calendar year following his or her termination was deemed to have been credited to his or her Deferred Cash Account on said date and said amount, together with interest as described in paragraph 6(c) will be paid as elected by the participant in accordance with paragraph 5 hereof. Commencing March 1, 2000, and on each March 1 thereafter, the amount of each cash payment from a Phantom Stock Account on each payment date elected, or deemed elected, by a participant (or on the next succeeding business day if such March 1 shall not be a business day) shall be based on the value of the Account using the closing price of the common stock of the Corporation as reported on the consolidated tape of the New York Stock Exchange for the trading day next preceding the payment date. The amount of an installment payment made from a Phantom Stock Account shall be a fraction of the value of the Account, valued each year as hereinabove provided, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

     (d) IN EVENT OF DEATH - If a participant dies before he or she has received all payments to which he or she is entitled under the Plan, payment shall be made in accordance with the participant's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Plan Administrator. In the absence of a valid designation, or if the designated beneficiary does not survive the participant, all remaining payments due hereunder shall be made as promptly as administratively practicable to such participant's estate.

     (e) CHANGE OF CONTROL - At the time of an election, a participant may also have elected to have all amounts deferred pursuant to this Plan become payable immediately in cash if (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934,

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          becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation or (ii) individuals who constitute the Board of Directors of the Corporation as of November 24, 1987 (the "Incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to said date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board. Any such payment shall be made in cash on the business day immediately preceding the effective date of the transaction constituting the Change of Control. The value of a participant's Phantom Stock Account for purposes of a distribution under this paragraph 7(e) shall be the closing price of the common stock of the Corporation as reported on the consolidated tape of the New York Stock Exchange for the trading day immediately preceding the date of payment pursuant to this paragraph 7(e).

8.   ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION

     If the Corporation shall at any time increase or decrease the number of its outstanding shares of common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the common stock, then the number of phantom stock units credited to the Phantom Stock Accounts of all participants under the Plan shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

9.   AMENDMENT

     This Plan may be amended, modified, suspended or terminated by action of the Board or the Board Affairs Committee, or any successor committee, of the Board; provided however, that if at the time of any such proposed amendment, modification, suspension or termination, any member of such committee does not satisfy the requirements applicable to committee approval contained in regulations of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such amendment, modification,
     suspension or termination must be approved by the Board.   No amendment,
     modification, suspension or termination of the Plan will adversely affect any benefits to which a participant would have been entitled under the Plan if termination of the participant's service as a Non-Employee Director had occurred on the day prior to the date such action was taken, unless agreed to by the participant.

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10.  NON-ASSIGNABILITY

     No right to receive payments hereunder shall be assignable or transferable by a participant, except as provided in paragraph 7(d). No right to receive distributions under the Plan will be assignable or transferable by a participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act, or rules thereunder. The designation of a beneficiary by a participant as provided in paragraph 5(e) does not constitute an assignment or transfer.

11.  NO GUARANTEE OF SERVICE

     Participation in the Plan does not constitute a guarantee or contract of service as a Non-Employee Director.

12.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the law of the State of Delaware.


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